Investor & Analyst Day Presentation May 21, 2015 New York City

Welcome Sherry Lauderback, VP, Investor Relations

Forward-Looking Statement Forward-Looking Statement Any "forward-looking" statements contained herein, including those relating to market conditions or the Company's financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to the Company’s plans for successfully executing the Cequent spin-off within the expected timeframe or at all, the taxable nature of the spin-off, future prospects of the companies as independent companies, general economic and currency conditions, various conditions specific to the Company's business and industry, the Company’s ability to integrate Allfast and attain the expected synergies, and the acquisition being accretive, the Company's leverage, liabilities imposed by the Company's debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company's accounting policies, future trends, and other risks which are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in the Company's Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward- looking statements. Non-GAAP Financial Measures In this presentation, certain non-GAAP financial measures may be used. Reconciliations of these non- GAAP financial measures to the most directly comparable GAAP financial measure may be found at the end of this presentation or in the earnings releases available on the Company’s website. Additional information is available at www.trimascorp.com under the “Investors” section. 3

Agenda 9:00 a.m. Registration and Continental Breakfast 9:30 a.m. Welcome: Sherry Lauderback, VP, Investor Relations 9:35 a.m. Opening Remarks/The “New TriMas”: Dave Wathen, President & CEO 9:50 a.m. Packaging: David Pritchett, President 10:05 a.m. Energy: Kurt Allen, President 10:20 a.m. Q & A 10:35 a.m. Aerospace: Tom Aepelbacher, President 10:50 a.m. Engineered Components: Len Turner, President, Arrow Engine Jerry Van Auken, President, Norris Cylinder 11:00 a.m. TriMas Value Proposition: Bob Zalupski, CFO 11:20 a.m. TriMas Summary: Dave Wathen, President & CEO 11:25 a.m. Q & A 11:40 a.m. Closing Remarks and Wrap Up: Dave Wathen, President & CEO 11:45 a.m. Lunch: All including Horizon Global Management Team 4

Corporate Leadership in Attendance



Dave Wathen
President & CEO
Joined TriMas in 2009



Bob Zalupski
Chief Financial Officer
Joined TriMas in 2002



Sherry Lauderback
VP, Investor Relations
Joined TriMas in 2007



Josh Sherbin
VP, General Counsel
Joined TriMas in 2005



Paul Swart
VP, Controller & CAO
Joined TriMas in 2003



Colin Hindman
VP, Human Resources
Joined TriMas in 2002

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Business Unit Leadership Tom Aepelbacher President, Aerospace Years of Service Industry – 1; TriMas – 12 Kurt Allen President, Energy Years of Service Industry – 31; TriMas – 18 David Pritchett President, Packaging Years of Service Industry – 19; TriMas – 19 Len Turner President, Arrow Years of Service Industry – 38; TriMas – 28 Jerry Van Auken President, Norris Cylinder Years of Service Industry – 16; TriMas – 8 6

Cequent Spin-Off Update • Spin-off to result in two independent, publicly traded companies with increased strategic flexibility • Filed initial S-1 Registration Statement on March 31st • Capital structuring in process • Expect TriMas to receive a tax-free dividend for consideration • Transition services agreement being finalized • Today’s presentations assume successful spin-off – targeting completion in mid-2015 We believe a tax-free spin-off will create value for shareholders, customers and employees while accelerating TriMas’ strategic transformation. 7

Opening Remarks Dave Wathen, President & CEO

Key Messages • Highly-engineered products serving defensible, focused markets • Positioned to take advantage of macro trends • Business units managed by experienced leaders • Cequent spin-off simplifies and improves TriMas • Key initiatives aligned with “New TriMas” vision and strategic priorities • Focus on margin and return metrics Execution of strategic initiatives will drive shareholder value. 9

Business Overview

TriMas

(Dollars in millions; from continuing operations – All figures are for Full Year 2014)

New TriMas

PACKAGING

Revenue: $337.7

Op. profit margin[1]: 23.9%



AEROSPACE

Revenue: $121.5

Op. profit margin[1]: 15.2%



ENERGY

Revenue: $206.7

Op. profit margin[1]: 3.1%



ENGINEERED COMPONENTS

Revenue: $221.4

Op. profit margin: 15.4%



- Revenue: $887 million
- Segment Operating Profit[1]: $140 million
- Operating Margin[1] %: ~16%
- President & CEO: Dave Wathen
- CFO: Bob Zalupski

Future Horizon Global

CEQUENT AMERICAS

Revenue: $446.7

Op. profit margin[1]: 7.8%



CEQUENT APEA

Revenue: $165.1

Op. profit margin[1]: 5.3%



- Revenue: $612 million
- Segment Operating Profit[1]: $43 million
- Operating Margin[1] %: ~7%
- Future President & CEO: Mark Zeffiro
- Future CFO: David Rice

Marketing leading businesses with higher margin profiles.

(1) Operating profit margin excludes "Special Items" and corporate expense. Special Items are provided in the Appendix.

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Common Attributes Across Businesses • Proprietary, highly-engineered products • Focused markets with leading market positions • Strong brand names • Well-established customer relationships (B2B) • Barriers to entry include intellectual property and long-term customer contracts • Opportunities for growth and margin expansion • Strong cash flow generation and ROIC • Management expertise Diversified end markets, but common attributes. 11

Packaging 38% Energy 23% Aerospace 14% Engineered Components 25% By Segment U.S. (domestic) 75% U.S. (export) 11% Europe 8% Asia Pacific 3% Other Americas 3% By Geography Diversified Business and Customers 2014 Revenue Breakdown Broad Blue-Chip Customer Base Across End Markets Geographic diversification and blue-chip customers. 12

The “New TriMas” Dave Wathen, President & CEO

May-14 Jul-14 Sep-14 Dec-14 Feb-15 May-15 $0.1590 $0.1603 $0.1615 $0.1628 $0.1640 2.2% 2.4% 2.5% 2.5% 2.2% 2013A 2014A 2015E 2016E 2017E Global Macroeconomic Perspectives Source: IMF, U.S. Federal Reserve and FactSet as of 5/1/2015. Selected Real GDP Data Key Considerations • Growth outlook improving • Bond buying stimulus driving down the Euro • Banks have raised significant new capital to fund economic growth • Potential Greek default in near-term could cause turmoil, but likely low risk of contagion • Economy is slowing, consumption is beginning to decline and employment growth is sluggish • Global demand for Chinese products unlikely to expand significantly • Real estate market continues to be challenged May-14 Aug-14 Oct-14 Jan-15 May-15 $1.00 $1.10 $1.20 $1.30 $1.40 $1.50 May-14 Aug-14 Oct-14 Jan-15 May-15 $1.40 $1.50 $1.60 $1.70 $1.80 May-14 Aug-14 Oct-14 Jan-15 May-15 $0.75 $0.80 $0.85 $0.90 $0.95 $1.00  The dollar has seen continued strengthening relative to major currencies • US real GDP growth in Q1’15 slowed to 0.2% − Impacted by strength of US dollar, inclement weather and West Coast ports slowdown • Overall fundamentals for the US remain relatively strong − Pace of hiring has increased and gasoline prices remain low • Expectations for Fed’s first interest rate hike since 2006 pushed back to September 2015 from June Slight uncertainty in North America albeit positive fundamentals Signs of improvement in Europe China weakness Foreign exchange headwinds EUR/USD FX rate GBP/USD FX rate CAD/USD FX rate RMB/USD FX rate 0.1% 1.4% 1.8% 1.9% 1.9% 2013A 2014A 2015E 2016E 2017E 7.8% 7.4% 6.8% 6.3% 6.0% 2013A 2014A 2015E 2016E 2017E 1 2 3 4 14 Managing in an uncertain macroeconomic environment.

Global Macroeconomic Perspectives (cont.) Source: IHS, EuroMonitor, Airline Monitor (Feb 2015) and FactSet as of 5/1/2015. Note: Non-durable goods consumer expenditure converted to US$ using spot exchange rate for INR and CNY. (1) Bloomberg, Baker Hughes website, Wall Street research. Horizontal rigs represent only United States. (2) Upstream-focused players include Cameron, CARBO Ceramics, Halliburton, National-Oilwell Varco, Oil States, Schlumberger and Weatherford. (3) Mid/Down-stream focused players include Colfax, Flowserve, ITT, Pentair, Rotork, SPX and Thermon. Selected Data Key Considerations • 2014 – 2018E deliveries CAGR: 7.6% • Backlog is up 400% from last trough of 2,803 airplanes in 2004 • Current backlog represent 8+ years based on the projected deliveries • Revenue Passenger Miles expected to remain robust driven by low oil prices • Oil prices and rig activity have fallen ~50% since June 2014 peak • 2015 growth expectations for upstream- focused(2) and diversified, mid/down-stream focused(3) players are down 33.5% and 9.0%, respectively, since Sep 2014 • Growth of middle class in emerging economies • China and India expected to continue to grow at a strong rate • Slowdown in Europe and Latin America in 2015 Continued momentum in non-durable goods Record-high backlog for commercial aerospace Uncertainty in oil & gas spending 6,964 9,719 14,016 2010 2012 2014 5 6 7 $871 $1,515 $2,377 $3,637 $4,198 $4,409 $2,336 $2,835 $3,402 $1,065 $1,540 $1,742 $270 $520 $920 $8,180 $10,608 $12,850 2009 2014 2019 60 40 China Europe N. America Latam India Backlog Development 1,509 1,640 1,730 1,820 2,020 2014 2015 2016 2017 2018 Airplane Deliveries Consumer expenditure on non-durable goods ($mm) ’09 – ’14 CAGR ’14 – ’19 CAGR 14.0% 12.1% 7.7% 2.5% 3.9% 3.7% 2.9% 1.0% 11.7% 9.4% (30.0%) (5.0%) 0.0% 2.0% 0.0% 3.0% 2015E 2016E O&G upstream O&G mid/downstream O&G aftermarket 15

Longer-Term Market Trends • Growing global middle class at 4%+ CAGR with India and China leading the way • Record aircraft backlogs with delivery growth of more than 7% through 2018 – ongoing conversion to composites • Environmentally friendly packaging and dispensing solutions – new innovations focused on dispensing concentrated materials • Petrochemical conversions, new drilling, pumping, measurement and compression methods • Customer globalization – desire global suppliers with local plants and capabilities • Further industry consolidation – become more important to customers

Vision and Strategic Priorities VISION To be a trusted global leader in delivering innovative, engineered product solutions to our customers with superior quality, speed and value. 17 Strategies in place to drive increased shareholder value and returns. Be a Workplace of Choice for Great People Drive Profitable Growth Enhance Margins Optimize Resource and Capital Allocations

Strategic Priorities 18 Increased focus on margin and return on growth initiatives. Drive Profitable Growth • Invest in higher-margin, higher-return products and end markets • Collaborate with customers to develop value-added, innovative solutions • Protect and increase market share through barriers to entry and proprietary products • Pursue complementary acquisitions that exceed investment return and requirements

Strategic Priorities 19 Applying all tools and tactics to drive margin improvement. Enhance Margins • Grow higher-margin businesses faster, while exiting lower-margin products and markets • Optimize flexible and lower-cost footprint • Leverage and drive synergies from acquisitions • Implement Lean and continuous improvement initiatives using the TriMas Operating System

Strategic Priorities 20 Disciplined capital and resource deployment. Optimize Resource and Capital Allocations • Deploy resources and capital based on highest expected risk-adjusted returns • Leverage balance sheet and capital structure to enhance total shareholder returns • Balance organic and acquisition-related investments with return of capital to shareholders • Ensure teams have sufficient resources to execute strategic priorities

Strategic Priorities 21 Our most important asset is our people. Be a Workplace of Choice for Great People • Attract, develop and retain the best talent • Recognize and reward employees to drive the desired performance • Communicate effectively throughout the organization • Foster a culture of integrity, teamwork and accountability

Strategic Takeaways • Establishing metrics for “New TriMas” for growth, profitability and returns • Businesses have profitable growth plans for product and geographic expansion • Each business has achievable margin improvement plans through cost-out, productivity, business mix and Lean initiatives • Continued multi-year capacity ramp-up in Packaging and Aerospace • Energy priority is margin improvement • Engineered Components balances growth and productivity 22 Outgrow our peers in revenue and earnings.

Packaging David Pritchett, President

Packaging Overview • Products designed to enhance customers’ ability to store, transport, process and dispense • Diverse products and customer base • Key markets include industrial, food and beverage, health and beauty, and home care • Unique solutions focused on solving customer needs and consumer satisfaction • Differentiate by intellectual property, quality, safety, delivery speed and compliance (Unaudited, dollars in millions) 24(1) Future TriMas segment contribution excluding Cequent businesses.(2) Operating profit excludes “Special Items” and corporate expense (in calculation of segment contribution). Special Items for each period are provided in the Appendix. 38% By Revenue 58% By Operating Profit(2) Financial SnapshotOverview 2014 Segment Contribution(1) $145 $171 $185 $275 $313 $338 2009 2010 2011 2012 2013 2014 23.2% 28.5% 25.9% 20.9% 24.2% 23.9% Net Sales Net Sales & Operating Profit Margins(2) Track record of profitable growth.

Approximate 2014 Net Sales(1): (1) Based on management estimates. Packaging Overview • Globalize product offering • Leverage global customer relationships • Focus on geographies with increased industrialism and consumerism Geography • Acquisitions of Arminak and Lion Holdings significantly increased dispensing capabilities • Maintaining market share of high margin and cash flow industrial products Product Industrial Products Specialty Dispensing Systems • Pursuing higher-growth end markets • Expansion into markets more resilient to recession • Retention of significant barriers to entry End Market Chemical Paint Petroleum Health & Beauty Home Care Food & Beverage Other 25 North America Europe Asia Pacific Mexico & Central America Other During the past decade, significantly diversified business to drive long-term growth.

Packaging Key Initiatives 26 1. Reorganize globally to end market focus 2. Develop new products 3. Optimize global footprint

27 1. Reorganize globally to end market focus Reorganizing by market and rebranding drives top-line growth – all customers, all products and all regions. Packaging Key Initiatives Verticals: Shift from products to markets • Bring breadth of product portfolio to customers and focus on unique solutions for a market vertical • Increase globalization versus regional or product focus • Create capacity to convert projects while minimizing increase in SG&A • Each vertical has a strong project and opportunity pipeline

28 1. Reorganize globally to end market focus Packaging Key Initiatives A strong pipeline to profitable growth in each market. Convert Current Projects • Each vertical has a strong pipeline of current and potential business opportunities • Future growth not relying on only a few opportunities • Dividing business into verticals creates increased capacity to handle more projects Identified Projects – Commercial/Technical Feasibility Current Projects Global Expansion New Product Introduction Key: 0 2 4 6 8 10 0 2 4 6 8 10 Te ch ni ca l F ea si bi lit y Commercial Feasibility Size of bubble = potential revenue 10 = highest level of feasibility

Packaging Key Initiatives 29 2. Develop new products Continue to differentiate and drive growth through solving customer problems with intellectual property. People Tools Process Pipeline Flawless Launch • Increase global new product development staffing • Collaborate with customers to develop new solutions • Value engineer to reduce complexity and increase sustainability • Design products with intellectual property • Collapse the average cycle time from concept to customer • Open Global Innovation Center in Asia • Enhance configuration control processes • Upgrade design processes – design quality in up-front; design for manufacturability • Improve project selection/prioritization process, teaming with global sales team • Implement processes to drive to flawless launch – on quality, on cost, on time and on budget • Upgrade specification, design and qualification methods for tooling and automation Priorities

Packaging Key Initiatives 30 2. Develop new products Globalizing innovation capability – local to markets around the world. • Asia • United Kingdom • Americas • Product Lifecycle Management • In-house stereolithography (components and tooling) • Value engineering • Common processes • Common lab equipment • In-house tooling and automation Future Footprint for Technology Team Global NPD Centers Regional Technical Support Plus, technical services team in each facility • Create world-class product development team • Collaborate with customers on new product concepts • Reduce the cycle time from “mind-to-market” • Cross-functional collaboration Innovation Centers Facility, Lab Equipment, IT Technology Enablers Competitive Differentiators

Packaging Key Initiatives 31 3. Optimize global footprint Working with global customers to provide unique product solutions – follow customers in growing markets.

Packaging Key Initiatives 32 Leverage flexible manufacturing advantage around the world. 3. Optimize global footprint

Packaging Key Initiatives

TriMas

3. Optimize global footprint

- Leverage Current Capacity
- Manage the Global Footprint
- Optimize Logistics & Distribution
- Proactive Supplier Management

Priorities

Capacity/Footprint	Logistics/Distribution	Supply Base
• Update baselines for utilization and efficiency by location • Employ consistent operating metrics to drive performance • Upgrade, add and consolidate • Balance insourced production with third party manufacturers	• Global supply chain team • Simplify and standardize decisions, transactions and processes • Identify and improve service, technology and speed-to-market gaps • Optimize distribution network	• Global category strategies • Supplier readiness process to support flawless launch • Tooling, equipment and materials

Optimize global supply chain –
leverage current assets, add new capacity when required and optimize distribution.

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Packaging Key Initiatives 34 3. Optimize global footprint Building world-class capability and global manufacturing flexibility – upgrading and expanding our facilities to create a competitive advantage and support growth. y . • Support key customer opportunities in higher growth regions • Drive operational excellence and margin expansion globally • Insource Arminak supply from third party manufacturers over time • Expansion for growth China – we are open for business Mexico – focused on Americas’ growth Vietnam – positioned for growth

Packaging Takeaways 35 Drive consistent top-line growth, while maintaining strong margins. Be a Workplace of Choice for Great People Drive Profitable Growth Enhance Margins Optimize Resource and Capital Allocations • Pursue growing end markets • Reposition to a market focus to capture additional opportunities • Follow global customers into new geographies • Develop new products with intellectual property • Leverage global, flexible footprint • Continued focus on Lean and continuous improvement initiatives • Optimize logistics, distribution and suppliers • Insource third party production • Realign resources to market focus to optimize efficiency • Invest in additional capacity and automation as required to support growth with customers • Create consistent culture around the world, increasing employee engagement and communication • Upgrade facilities as needed • Develop technical and engineering talent pipeline through intern and graduate programs Strategic Priorities Mid single-digit organic growth, complemented by acquisitions 3-Year Targets Maintain operating profit margin of 22% - 24% Cap-ex of 6% - 8% of sales to support organic growth

Energy Kurt Allen, President

Energy Overview • Provider of gaskets and bolts for use in refineries and petrochemical plants • Unique global “go to market” model includes both gaskets and bolts, manufacturing and distribution, and standards and specials • Long-term contracts with major customers • Recent delays in scheduled refinery/plant shutdowns has negatively impacted demand for higher margin products 37 (Unaudited, dollars in millions) 23% By Revenue 5% By Operating Profit(2) $112 $129 $167 $190 $206 $207 2009 2010 2011 2012 2013 2014 4.2% 3.1% Net Sales 11.4% 11.8% 9.4%10.4% Net Sales & Operating Profit Margins(2) (1) Future TriMas segment contribution excluding Cequent businesses. (2) Operating profit excludes “Special Items” and corporate expense (in calculation of segment contribution). Special Items for each period are provided in the Appendix. Focus on increasing margins. Financial SnapshotOverview 2014 Segment Contribution(1)

Approximate 2014 Net Sales(1): (1) Based on management estimates. Energy Overview • Market leader in North America • Global branches located close to customers’ facilities Geography North America Europe Asia Pacific South America Other • Manufacturer of both standard and specialty gaskets and bolts • Ability to charge for speed Product Heat Exchanger Gaskets Spiral Wound Gaskets Soft Gaskets API Rings Fasteners Other • Sell direct and through distribution • Majority of products are used in MRO activities • Limited exposure to upstream, but focused on growing subsea applications End Market Refining Petrochemical Distribution OEM Engineering & Construction Other 38 Product and geographic expansion has generated growth, while increasing complexity.

Energy Key Initiatives 39 1. Improve operational efficiency at all locations 2. Optimize global footprint 3. Increase sales of higher margin products

• Recently augmented and aligned Lamons operational team globally • Accelerate implementation of the TriMas Operating System (TOS) at all locations – Includes Kaizen activities, value stream mapping, standardization, root cause analysis, etc. • Implement SIOP (Sales, Inventory and Operating Plan) process – Reduce amount of standard product being produced in Houston – manufacture higher-volume, longer lead-time products in Mexico – Leverage lower cost manufacturing plants – Reduce product lead-times and increase customer fill rates • Increase capacity at all global branches to improve specialty gasket service levels 40 1. Improve operational efficiency at all locations Adding resources, tools and tactics to drive margin improvement. Energy Key Initiatives

Energy Key Initiatives

TriMas

1. Improve operational efficiency at all locations

Leverage prior acquisitions and product development to drive efficient vertical integration

Sheet Jointing

- Acquired Basrur in India in 2013
- Moved to larger, more efficient facility in 2014
- Sell Lamons-branded sheet products to existing customers
- Increasing future capacity

Isolation Products

- Acquired 3-Flow (U.S.-based) in 2012
- Obtained fire-safe certification in 2013
- Sell Lamons isolation kits to new and existing customers (higher-margin)
- Develop additional related products

Ring Type Joint (RTJ) Products

- Located in Faridabad, India
- Expanded capacity to supply Lamons global locations with lower-cost country RTJ products

PTFE Sheet Material

- Developed a Lamons PTFE sheet (Matrix)
- Ability to switch out competitor products on existing end user contracts

Enhanced vertical integration efficiency will improve margins.

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• Shift levels of Houston production to Mexico – Mexico operation in early stages – Relieves Houston of longer lead items – Lowers Houston operational costs • Currently moving more product types to lower cost countries • Consolidate less profitable operations • Establish Lamons UK Wolverhampton location as European hub for both gaskets and fasteners – Leverage cost structure – Reduce freight costs from Houston shipments – Increase local service in Europe 42 2. Optimize global footprint Energy Key Initiatives Leveraging footprint to better serve customers, while lowering costs.

43 Hub Branch 2. Optimize global footprint Continued optimization of global footprint to improve margins. Energy Key Initiatives

• Focus on engineered and specialty products • Differentiate through customer education of unidentified needs – increasing customer plant efficiencies • Expansion plans include: – Implementing Regional Engineering Product Managers – Training programs for all sales people – Developing pipeline of new products • Expand newly extended contracts to other global facilities • Seek additional customer approvals Ramping up several higher margin products – customer education is ongoing. 44 3. Increase sales of higher margin products Energy Key Initiatives

• Grow subsea fastener market share in Europe and U.S. with API20E certification • Gaskets for critical applications (HF acid, heat exchangers, offshore, corrosion, isolation, critical applications) • Newer products: – WRI-LP Gaskets – Inhibitor Gaskets – IsoTek Gaskets™ – Intelligent Bolts – CorruKamm™ Gaskets – Specialty Bolts Engineered products still represent relatively small portion of business – opportunities to grow and increase overall margin. 45 3. Increase sales of higher margin products Energy Key Initiatives

Energy Takeaways 46 Plans in place to improve business to historical levels. Be a Workplace of Choice for Great People Drive Profitable Growth Enhance Margins Optimize Resource and Capital Allocations • Increase revenue at newer branches to leverage costs • Develop and increase sales of new products with higher margin profiles • Improve capacity to better service quick-turn needs of customers • Optimize global footprint • Focus on Lean and continuous improvement initiatives • Optimize logistics and vertical integration opportunities • Move longer lead-time production to lower cost countries • Recently augmented team to drive operational excellence • Additional support from TriMas Lean experts on location • Invest in equipment and automation • Leverage communication strategies to articulate strategic priorities • Align short and long-term incentives with business objectives • Provide opportunities for growth and development Strategic Priorities GDP + organic growth 3-Year Targets Operating profit margin of 10% - 12% Cap-ex of 2% - 4% of sales to support margin improvement

Question and Answers

Aerospace Tom Aepelbacher, President

Aerospace Overview

TriMas

Overview

- Provider of highly-engineered machined components and mechanical fasteners for temporary and permanent applications in fixed and rotary wing aircraft
- Expanded aerospace fastener product lines to increase content and applications per aircraft
- Positive end market trends include aircraft build rates, shift to composite aircraft and automated assembly
- Significant market share in major product lines, with opportunity to grow within larger aerospace hardware market







(Unaudited, dollars in millions)

Financial Snapshot

2014 Segment Contribution(1)

By Revenue | **By Operating Profit(2)**


14%
13%

Net Sales & Operating Profit Margins(2)


17% Sales CAGR
$55
$50
$63
$73
$96
$122
32.7%
28.1%
27.3%
28.7%
23.9%
15.2%
2009
2010
2011
2012
2013
2014
Net Sales

Uniquely positioned to benefit from positive market trends.

(1) *Future TriMas segment contribution excluding Cequent businesses.*
(2) *Operating profit excludes "Special Items" and corporate expense (in calculation of segment contribution). Special Items for each period are provided in the Appendix.*

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Aerospace Overview

TriMas

Approximate 2014 Net Sales(1):



Martinic
Mac Fasteners
Monogram
Allfast(1)
Temporary Fasteners
Machined Components
Other
Blind Bolts
Blind Rivets
Screws/ Bolts
Solid Rivets
Distribution
OEM

Business

- Acquired Martinic and Mac Fasteners in 2013 and Allfast in 2014
- Combination of businesses builds scale and importance with customers

Product

- Recent acquisitions substantially broadened product portfolio
- Full suite of blind fastener products creates more customer opportunity
- Working on qualifications to increase collar product sales

Channel

- Aftermarket is served primarily through distribution channel
- Current distribution channel volatility caused by OE supply chain changes and industry consolidation

Significant investment in Aerospace over the past two years creates platform for future growth and profitability.

(1) Adjusted for a full-year of Allfast Fastening Systems and based on management estimates.

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Aerospace Key Initiatives 51 1. Launch and leverage one aerospace platform 2. Further develop new products and expand product lines 3. Improve operational efficiency at all locations

• Created new organizational structure leveraging best of all four companies – a single aerospace platform retaining the strong brands • Hired new sales and operational leads across platform • One salesforce to the customer – integrated selling process makes businesses more important to large customers • Purchasing power times four (raw materials, logistics, tooling) • Utilize total capacity to produce products for each other as needed • Qualification support by all engineering teams – new products and applications 52 1. Launch and leverage aerospace platform Expected to drive both revenue and cost synergies. Aerospace Key Initiatives

Aerospace Key Initiatives

TriMas

1. Launch and leverage one aerospace platform

Complementary Products

Lower — **Complexity and Price** → *Higher*

MAC FASTENERS	ALLFAST FASTENING SYSTEMS	MONOGRAM AEROSPACE FASTENERS	MARTINIC ENGINEERING
Standards 12-Point Fasteners PMA Fasteners	Solid Rivets Blind Rivets Blind Bolts Temporary Fasteners	Composi-Lok Rotary Blind Bolts OSI Bolts	

Higher ← **Industry Volume** — *Lower*

Complementary Customers

BOEING, EMBRAER, BOMBARDIER AEROSPACE, Wesco Aircraft, Parker, AIRBUS, COMAC, SPIRIT AEROSYSTEMS, KLX Aerospace Solutions, UTC Aerospace Systems

Position TriMas Aerospace as the aerospace fastener supplier of choice.

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54 Significant opportunity to grow within related product sets. Aerospace Key Initiatives 2. Further develop new products and expand product lines Product Category Market Size(1) Market Share(1) Opportunity Collars (Monogram) $190 million 3% +++ Solid Rivets (Allfast) $75 million 50% ++ Blind Rivets (Allfast) $150 million 20% ++ 12-Point Bolts (Mac Fasteners) $150 million 1% ++ Temporary Fasteners (Monogram/Allfast) $30 million 20% ++ Rotary Blind Bolts (Monogram) $100 million 60% + Pull-Type Blind Bolts (Allfast) $33 million 3% + Screws (All) $100 million 20% ++ (1) Based on management estimates.

• Upgrade new product innovation as core competency • Develop and protect intellectual property • Complete development of new blind bolt for future launches • Continue to develop new products for composite aircraft assembly • Qualify standard hardware at OEMs • Obtain qualifications on all collar programs at key customers • Support Mac Fasteners in quality certifications to expand product family • Expand market coverage in Asia and Europe 55 Collaborate with customers to continue to expand products, features and geography. Aerospace Key Initiatives 2. Further develop new products and expand product lines

• New operational leadership in place • Leverage the manufacturing expertise of the Allfast team, including prior owner • Increase sales at Mac Fasteners and Martinic to improve efficiency and margins • Continue progress of operational improvements at Monogram • Insource key manufacturing processes for cost and speed • Share best practices to reduce order lead- times and improve on-time delivery 56 Focus on driving margin expansion across the portfolio. Aerospace Key Initiatives 3. Improve operational efficiency at all locations

• Implement the TriMas Operating System (TOS) at all locations • Attack all drivers causing on-time-delivery (OTD) issues • Implement strategic manufacturing center highlighting all customer requirements • Revamp SIOP (Sales, Inventory and Operating Plan) process • Institute capacity planning (daily metrics) • Institute Manage for Daily Improvement (MDI) boards measuring system and make visible 57 Improve upon best-in-class lead-times, on-time-delivery and quality. Aerospace Key Initiatives 3. Improve operational efficiency at all locations

Aerospace Takeaways 58 Combination of consistent growth and margin expansion will create value. Be a Workplace of Choice for Great People Drive Profitable Growth Enhance Margins Optimize Resource and Capital Allocations Strategic Priorities Mid-to-high single- digit growth, complemented by acquisitions 3-Year Targets Operating profit margin of 24% - 26% Cap-ex of 3% to 4% of sales to support growth and productivity • Leverage combined platform for future growth • Collaborate with customers to develop value-added, innovative products for future aircraft • Ramp-up collar facility by obtaining additional qualifications • Leverage synergies from acquisitions • Drive Lean and continuous improvement initiatives using the TriMas Operating System • Recently added management horsepower – hired key industry experts • Continue to invest in automated machinery to drive efficiency • Drive integrated Aerospace culture across businesses • Leverage communication to encourage collaboration and drive integration • Increase Green and Black Belt training

Engineered Components Dave Wathen, President & CEO

Engineered Components Overview

TriMas

(Unaudited, dollars in millions)

Overview

- Two businesses that provide engineered products with challenging product specifications
- Norris Cylinder provides a complete line of large to small high and low pressure steel cylinders for the transportation, storage and dispensing of compressed gases
- Arrow Engine provides engines, parts, compressors and other related products for use in oil and natural gas production
- Arrow Engine has recently been impacted by the decline in oil prices and rig count





Financial Snapshot

Segment Contribution(1)



By Revenue
25%
By Operating Profit(2)
24%

Net Sales & Operating Profit Margins(2)



25% Sales CAGR
($ in millions)
$73
$113
$175
$200
$185
$221
6.0%
11.2%
15.8%
14.0%
10.5%
15.4%
2009
2010
2011
2012
2013
2014
Net Sales

Maintain profitability at Norris Cylinder, while mitigating cyclicality at Arrow Engine.

(1) *Future TriMas segment contribution excluding Cequent businesses.*
(2) *Operating profit excludes "Special Items" and corporate expense (in calculation of segment contribution). Special Items for each period are provided in the Appendix.*

60

Engineered Components Takeaways 61 Generate high return on capital and maintain profitability levels. Be a Workplace of Choice for Great People Drive Profitable Growth Enhance Margins Optimize Resource and Capital Allocations • Expand product portfolio • Protect domestic market while looking opportunistically at new geographies • Right-size for current demand levels at Arrow Engine • Continue to leverage acquired assets at Norris Cylinder • Focus on Lean and continuous improvement initiatives • Drive returns from capacity adds in cylinder business • Continue to invest in Green and Black Belt for continuous improvement • Follow robust people planning processes that align key business imperatives • Leverage communication throughout businesses Strategic Priorities GDP + organic growth(1) 3-Year Targets Operating profit margin of 14% - 16% Cap-ex of 3% to 5% of sales to support Norris capacity needs (1) Assume rig counts increase to 2014 levels

Engineered Components – Arrow Engine Len Turner, President

Engines Parts Gas Products Compression Chemical Pumps Approximate 2014 Net Sales(1): (1) Based on management estimates. Arrow Engine Overview • Directly impacted by reductions in drilling activity driven by decline in oil prices • Focus on cost and maximizing resources in the short term until market recovers U.S. Canada Other • Expanded content at the well-site – to include compressors, gas products, electronics and meter runs • Product diversification should reduce cyclicality over time Product Oil Natural Gas • Products particularly well-suited for drilling activities in North America • Other markets include Mexico, Peru, Indonesia and Venezuela Geography 63 Oil & Gas Track record of growth through product expansion – mitigating impact of downturn in end market due to oil price volatility.

Arrow Engine Key Initiatives • Continue to lower costs and maximize resources until end market recovery • Variablize the cost structure to respond quickly to end market changes and enhance flexibility • Drive low cost sourcing efforts, productivity and Lean initiatives Current focus is on maximizing profitability and cash flow during downturn – longer-term focus is on continuing to diversify product portfolio. 64 1. “Right-sizing” business to reflect current market demand 2. Build upon broad range of quality products • Continue to develop well-site content to be a “one-stop shop” • Expand into higher horsepower engines and compression market • Focus on additional highly-engineered products

Engineered Components – Norris Cylinder Jerry Van Auken, President

Approximate 2014 Net Sales(1): (1) Based on management estimates. Norris Cylinder Overview • Only major steel cylinder manufacturer in North America • Won anti-dumping suit in 2012 • Export sales impacted due to currency rate volatility Geography • Asset acquisitions in 2010 and 2013 – increased product set and capabilities • Certified in both U.S. and international standards – known for high quality products Product Acetylene DOT Small High Pressure DOT Large High Pressure ISO Large High Pressure Other • Majors include Airgas, Praxair, Air Liquide, etc. • Other includes sales to fire suppressant, breathing air and other specialty markets End Market 66 Majors Independents Buying Groups Other U.S. Non U.S. Recent history of growth with expanded margins and high returns.

Norris Cylinder Key Initiatives • Continue to deploy previously acquired assets in Huntsville and Longview • Increase capacity for both large and small high pressure cylinders Leveraging acquisitions, product development and Lean initiatives to drive future growth in sales and profitability. 67 1. Increase capacity to support continued growth 2. Expand product offering and end markets served 3. Maintain margins through ongoing productivity • Continue to develop newer markets such as fire suppressant, breathing air and hydrogen fuel cells • Evaluate other new product opportunities for long-term growth • Continue to optimize production footprint • Vertically integrate certain tooling to ensure flexibility and mitigate risk • Continue to leverage TriMas Operating System across business

TriMas Value Proposition Bob Zalupski, Chief Financial Officer

Financial Strategies Prioritize capital projects based on highest risk-adjusted return Leverage synergies from prior acquisitions Align financial and operating metrics Acquire and integrate value-accretive businesses Implement revised capital allocation strategy Shareholder Return Enhance Operating Margin Drive Profitable Growth Balanced Capital Allocation Increase Return on Capital Metric-driven focus to drive accountability and financial results. 69

Key Metrics versus Peers • Revenue growth higher • Operating margins lagging • Returns higher historically – Allfast acquisition significantly lowers current level • Free cash flow lower given significant growth investments • Leverage higher as FCF used for organic investments • Multiple significantly below peers TriMas’ growth rates have exceeded peers, but other metrics lagging – spin-off of Cequent businesses will enhance several metrics. Metric TriMas(1) Aspirational Peers(2) MidCap Industrial Peers(2) Sales CAGR 11.4% 7.0% 7.5% EBITDA Margin 13.8% 17.8% 19.1% Operating margin 10.2% 14.7% 13.0% EPS CAGR 6.7% 13.9% 11.2% ROIC 15.7% 14.9% 14.9% RONTA 41.8% 63.8% 27.3% FCF / NI 65.9% 118.2% 104.1% Debt / EBITDA 2.4x 1.8x 1.8x Dividend yield – 1.8% 1.3% EV / NTM EBITDA 8.0x 10.7x 9.0x Historical 3 Year (1) Includes Cequent businesses. (2) See Appendix for details on Aspirational and Mid Cap industrial peers. Numbers shown represent peer median value, based on FactSet, Capital IQ as of 5/1/2015 and company filings. 70

Financial Targets – 3 Year Horizon Grow Packaging and Aerospace sales 2x other businesses; improve Aerospace & Energy margins to historical levels. Segment Target Revenue Growth Target Operating Profit Margin Packaging • Mid single-digit organic growth, complemented by acquisitions 22% – 24% Energy • GDP+ organic growth 10% – 12% Aerospace • Mid-to-high single-digit organic growth, complemented by acquisitions 24% – 26% Engineered Components • GDP+ organic growth 14% – 16% Corporate • N/A < 3% of Sales Key Assumptions: • No economic recession • Real GDP 1.5% - 2.5% • Currency rates held constant at Q1 2015 rates • Oil price and rig counts rise to 2014 levels by 2018 • Corporate excludes non- cash long-term equity incentive expense 71

Bridging Segment Profitability



Packaging
Operating Profit $
~ 24% margin
~ 22-24% margin
2014 Operating Profit (1)
Organic
Acquisition
Productivity
Inflation
R&D / capacity add
2018 Target Operating Profit
~ 10% Operating Profit $ CAGR

(1) Excludes the impact of Special Items. See the Appendix.

- Organic growth plus complementary acquisition(s)
- Productivity > inflation
- Margin holds with significant investment in R&D and capacity
- Price and commodity assumed neutral

Significant growth targeted for our most profitable platforms.

72

Bridging Segment Profitability


Aerospace
Operating Profit $
~ 18% margin
~24-26% margin
2014 Operating Profit (1)(2)
Organic
Acquisition
Operating Efficiencies
Inflation
2018 Target Operating Profit
~ 23% Operating Profit $ CAGR
(1) Excludes the impact of Special Items. See the Appendix.
(2) Pro Forma, assuming Allfast acquisition occurred January 1, 2014.

- Highest profit $ growth segment
- Organic growth complemented by acquisition(s)
- Significant margin expansion with operating efficiencies and productivity
- Price and commodity assumed neutral

Significant growth targeted for our most profitable platforms.

73

Bridging Segment Profitability


Energy
Operating Profit $
~ 3% margin
~10-12% margin
2014 Operating Profit (1)
Organic
Operating efficiencies
Restructuring/footprint savings
Productivity
Inflation
2018 Target Operating Profit
~ 40% Operating Profit $ CAGR
(1) Excludes the impact of Special Items. See the Appendix.

- Operating efficiencies and restructuring savings drive margin expansion
- Sale of higher-margin products improves mix
- Productivity expected to offset inflation

Focus on margin expansion.

74

Bridging Segment Profitability


Engineered Components
Operating Profit $
~ 15% margin
~ 14-16% margin
2014 Operating Profit (1)
Organic
Productivity
Inflation
2018 Target Operating Profit (2)
~ 4% Operating Profit $ CAGR

(1) Excludes the impact of Special Items. See the Appendix.
(2) Assumes oil price / rig count returns to 2014 levels in 2018.

- Consistent margin profile – Arrow returns to 2014 levels
- Growth in cylinder business driven by increased capacity
- Productivity > inflation

Focus on improved returns on capital.

75

Capital Allocation Strategy

TriMas

		Peer Median Allocation Percent[1]
Available Cash (NOPAT – plus D&A)		
1 Debt service (principal & interest)	~ 15-20%	19%
2 Growth Capital (Capex & working capital)	~ 30-40%	29%
3 Annual dividend	~ 10-15%	9%
4 Remainder: Additional debt repayment, Bolt-on acquisitions, Share repurchase	~ 25-45%	43%
		100%

- Consistent hurdle criteria to evaluate deployment of capital[2]:
  - ROIC > WACC
  - RONTA > 25%
  - Operating Profit Margin > 15%
- Balance organic and acquisition-related investments with return of capital to shareholders
- Initiate an annual dividend
- Expect significant cash to be available to deploy to other alternatives
  - Target leverage 1.5 – 2.0x
  - Bolt-on acquisitions

Capital allocation strategy consistent with peer comparable companies, while remaining flexible for all types of future investment.

(1) See Appendix for details on Aspirational and Mid Cap industrial peers. Numbers shown represent peer median value, based on FactSet, Capital IQ as of 5/1/2015 and company filings.

76

M&A Strategy 77 • Target larger, more established companies • Focus on Packaging and Aerospace • Consider opportunistic and value-accretive acquisitions in other segments • Apply consistent return and margin metrics • Hurdle rates set to be accretive • ROIC / RONTA / Operating Profit / Cash Flow • Drive acquisition synergies through improved diligence and integration framework • Capital allocation priorities temper current activity More selective approach with enhanced earnings and return-metric focus.

Target Sales and Profit Growth


Net Sales
~ 6-8% CAGR
Actual 2014
Target 2018
Packaging
Aerospace
Energy
Engineered Components
Acquisitions


Segment Operating Profit(1)
~ 14-16% CAGR
Actual 2014
Target 2018
Packaging
Aerospace
Energy
Engineered Components
Acquisition

- 3-5% organic growth, complemented by acquisitions
- Focused on higher-margin, higher-return products and end markets

- Aerospace and Energy margin expansion drives growth
- Operating profit margin targeted to increase from 9.8%[1] in 2014 to greater than 15% in 2018

Significant top-line growth, with profit growing at 2x+ sales rate.

(1) Excludes Special Items. See the Appendix.

78

Historical & Target Leverage 79 • Leverage increased in 2014 due to funding $360M Allfast acquisition • Significant cash generation supports capital allocation strategy • Ability to fund • Investment growth • M&A • Shareholder returns • Achieve target leverage of 1.5 – 2.0x Expect sufficient cash flow and earnings to attain target leverage ratio plus fund key initiatives in next few years. 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 2011 2012 2013 2014 2015 2016 2017 2018 Column1 Historical Leverage Without Acquisitions With Acquisitions 5.0x 4.0x 3.0x 2.0x 1.0x 0.0x

Future Performance Aligns with Peers • Revenue growth expected to be near historical peer levels after consideration of complementary acquisitions • Operating margin at or above historical peer levels • Returns and FCF improving closer to peer levels • Leverage at peer levels • Ability to fund dividend at peer median (1) Includes Cequent businesses. (2) See Appendix for details on Aspirational and Mid Cap industrial peers. Numbers shown represent peer median value, based on FactSet, Capital IQ as of 5/1/2015 and company filings. Attainment of 2018 targets should eliminate the historical multiple valuation gap with peers. Metric TriMas(1) Aspirational Peers(2) MidCap Industrial Peers(2) TriMas 2018 Targets Sales CAGR 11.4% 7.0% 7.5% 6 - 8% Operating margin 10.2% 14.7% 13.0% > 15% EPS CAGR 6.7% 13.9% 11.2% > 20% ROIC 15.7% 14.9% 14.9% > 14% RONTA 41.8% 63.8% 27.3% > 25% FCF / NI 65.9% 118.2% 104.1% > 100% Debt / EBITDA 2.4x 1.8x 1.8x 1.5 - 2.0x Dividend yield – 1.8% 1.3% 1 - 1.5% EV / NTM EBITDA 8.0x 10.7x 9.0x TBD Historical 3 Year 80

Summary Dave Wathen, President and CEO

Incentive System Alignment 82 Short-Term Incentive Compensation Plan Matrix Stock Ownership Guidelines Role Multiple of Base Salary President & CEO 5x CFO; General Counsel 3x Other Execs (as defined) 2x Metric Corporate Office Business Units Sales X X Gross Profit X Operating Profit X X Cash Flow X X Long-Term Incentive Program EPS ROIC Time Based Shares LTI Mix (2014) TSR ROIC Time Based Shares Potential LTI Mix (2016) Balanced short and long-term incentive system focused on strategic priorities and aligned with shareholders.

Key Messages • Highly-engineered products serving defensible, focused markets • Positioned to take advantage of several macro trends • Business units managed by experienced leaders with industry expertise • Cequent spin-off simplifies and improves TriMas • Key initiatives aligned with “New TriMas” vision and strategic priorities • Focus on margin and return metrics Execution of strategic initiatives will drive shareholder value. 83

Question and Answers

Closing Remarks Dave Wathen, President and CEO

Appendix

Company and Business Segment Financial Information

TriMas

(Unaudited, dollars in thousands)

	Twelve months ended December 31, 2009	2010	2011	2012	2013	2014
Packaging						
Net sales	$ 145,060	$ 171,170	$ 185,240	$ 275,160	$ 313,220	$ 337,710
Operating profit	$ 33,050	$ 48,710	$ 48,060	$ 57,550	$ 83,770	$ 77,850
Special Items to consider in evaluating operating profit:						
Severance and business restructuring costs	$ 590	$ -	$ -	$ -	$ -	$ 2,840
Release of historical translation adjustment related to the sale of Italian business	$ -	$ -	$ -	$ -	$ (7,910)	$ -
Excluding Special Items, operating profit would have been	$ 33,640	$ 48,710	$ 48,060	$ 57,550	$ 75,860	$ 80,690
Aerospace						
Net sales	$ 54,720	$ 49,690	$ 63,430	$ 73,180	$ 95,530	$ 121,510
Operating profit	$ 17,730	$ 13,950	$ 17,300	$ 21,020	$ 22,830	$ 17,830
Special Items to consider in evaluating operating profit:						
Severance and business restructuring costs	$ 180	$ -	$ -	$ -	$ -	$ 620
Excluding Special Items, operating profit would have been	$ 17,910	$ 13,950	$ 17,300	$ 21,020	$ 22,830	$ 18,450
Energy						
Net sales	$ 111,520	$ 129,100	$ 166,780	$ 190,210	$ 205,580	$ 206,720
Operating profit (loss)	$ 11,140	$ 14,700	$ 19,740	$ 17,810	$ 8,620	$ (6,660)
Special Items to consider in evaluating operating profit (loss):						
Severance and business restructuring costs	$ 470	$ -	$ -	$ -	$ -	$ 11,890
Release of historical translation adjustment related to the closure of Brazilian manufacturing facility	$ -	$ -	$ -	$ -	$ -	$ 1,270
Excluding Special Items, operating profit would have been	$ 11,610	$ 14,700	$ 19,740	$ 17,810	$ 8,620	$ 6,500
Engineered Components						
Net sales	$ 73,100	$ 113,000	$ 175,350	$ 200,000	$ 185,370	$ 221,360
Operating profit	$ 4,190	$ 12,660	$ 27,620	$ 27,990	$ 19,450	$ 34,080
Special Items to consider in evaluating operating profit:						
Severance and business restructuring costs	$ 190	$ -	$ -	$ -	$ -	$ -
Excluding Special Items, operating profit would have been	$ 4,380	$ 12,660	$ 27,620	$ 27,990	$ 19,450	$ 34,080
Corporate Expenses						
Operating loss	$ (25,480)	$ (24,710)	$ (29,370)	$ (36,020)	$ (37,840)	$ (37,500)
Special Items to consider in evaluating operating loss:						
Severance and business restructuring costs	$ 5,830	$ -	$ -	$ -	$ -	$ -
Cequent spin-off transaction costs	$ -	$ -	$ -	$ -	$ -	$ 700
Excluding Special Items, operating loss would have been	$ (19,650)	$ (24,710)	$ (29,370)	$ (36,020)	$ (37,840)	$ (36,800)
"New TriMas"						
Net sales	$ 384,400	$ 462,960	$ 590,800	$ 738,550	$ 799,700	$ 887,300
Operating profit	$ 40,630	$ 65,310	$ 83,350	$ 88,350	$ 96,830	$ 85,600
Total Special Items to consider in evaluating operating profit	$ 7,260	$ -	$ -	$ -	$ (7,910)	$ 17,320
Excluding Special Items, operating profit would have been	$ 47,890	$ 65,310	$ 83,350	$ 88,350	$ 88,920	$ 102,920

87

Company and Business Segment Financial Information *(cont.)*

TriMas

	Twelve months ended December 31, 2009	2010	2011	2012	2013	2014
Cequent APEA						
Net sales	$ 63,930	$ 75,990	$ 94,290	$ 128,560	$ 151,620	$ 165,110
Operating profit	$ 7,990	$ 12,050	$ 13,900	$ 12,300	$ 13,920	$ 7,860
Special Items to consider in evaluating operating profit:						
Severance and business restructuring costs	$ 270	$ -	$ -	$ 3,150	$ -	$ 850
Excluding Special Items, operating profit would have been	$ 8,260	$ 12,050	$ 13,900	$ 15,450	$ 13,920	$ 8,710
Cequent Americas						
Net sales	$ 309,020	$ 339,270	$ 383,710	$ 400,400	$ 437,280	$ 446,670
Operating profit (loss)	$ (3,160)	$ 27,840	$ 32,730	$ 27,420	$ 8,850	$ 31,090
Special Items to consider in evaluating operating profit (loss):						
Severance and business restructuring costs	$ 13,820	$ -	$ 520	$ 7,530	$ 25,570	$ 3,590
Excluding Special Items, operating profit would have been	$ 10,660	$ 27,840	$ 33,250	$ 34,950	$ 34,420	$ 34,680
Total "Historical TriMas"						
Net sales	$ 757,350	$ 878,220	$ 1,068,800	$ 1,267,510	$ 1,388,600	$ 1,499,080
Operating profit	$ 45,460	$ 105,200	$ 129,980	$ 128,070	$ 119,600	$ 124,550
Total Special Items to consider in evaluating operating profit	$ 21,350	$ -	$ 520	$ 10,680	$ 17,660	$ 21,760
Excluding Special Items, operating profit would have been	$ 66,810	$ 105,200	$ 130,500	$ 138,750	$ 137,260	$ 146,310

88

Peer Capital Deployment Comparison

TriMas

Group	($ in millions)	Mkt. cap ($bn)	S&P Ratings	5-year cumulative average capital allocation	M&A + Div + Repurchase as % mcap[1]	TSR% 5-year	TSR% 3-year	TSR% LTM	Cequent spin[2]	Dividend Yield	Dividend payout ratio[3]	Share repurchase ratio[4]
	TriMas Corporation	$1.3	BB-	25% / 40% / 21% / 14%	12.1%	176%	28%	(19%)	(12%)	–	–	0.2%
Aspirational / Premier-industrials	Colfax Corporation	6.2	BB+	18% / 64% / 8% / 9%	60.3%[5]	283%	50%	(31%)	0%	0.5%	5.8%	–
Aspirational / Premier-industrials	Danaher	65.7	A+	31% / 49% / 7% / 9%	9.4%	98%	52%	13%	(3%)	0.3%	4.5%	2.2%
Aspirational / Premier-industrials	Dover	12.1	A	29% / 23% / 6% / 25% / 16%	9.7%	89%	53%	(11%)	(0%)	2.1%	29.5%	25.5%
Aspirational / Premier-industrials	Honeywell	80.1	A	43% / 13% / 13% / 7% / 20%	5.6%	133%	77%	13%	3%	2.7%	43.4%	7.2%
Aspirational / Premier-industrials	IDEX	5.9	BBB	21% / 20% / 23% / 17% / 16%	6.6%	137%	80%	2%	(1%)	1.9%	59.7%	15.3%
Aspirational / Premier-industrials	Parker	17.2	A	29% / 10% / 13% / 20% / 17% / 12%	5.8%	87%	44%	(3%)	(7%)	1.8%	24.5%	16.7%
Aspirational / Premier-industrials	Pentair	11.2	BBB	21% / 32% / 6% / 25% / 14%	39.6%[5]	85%	50%	(15%)	(1%)	2.9%	22.6%	47.4%
Aspirational / Premier-industrials	Roper	17.0	BBB	15% / 58% / 12% / 9%	10.6%	183%	67%	23%	8%	0.7%	12.0%	–
Mid-cap industrials	Altra Industrial Motion	0.7	NA	46% / 23% / 9% / 13%	5.8%	89%	61%	(18%)	(12%)	0.8%	14.8%	3.7%
Mid-cap industrials	Barnes Group Inc	2.2	NA	30% / 29% / 12% / 9% / 9% / 12%	14.0%	103%	57%	7%	9%	1.6%	25.3%	10.8%
Mid-cap industrials	EnPro Industries	1.5	BB-	34% / 31% / 34%	8.1%	97%	51%	(14%)	(4%)	–	–	–
Mid-cap industrials	Graco	4.3	NA	29% / 21% / 12% / 13% / 24%	6.2%	123%	42%	2%	(10%)	2.1%	36.2%	14.1%
Mid-cap industrials	Nordson	5.0	NA	20% / 45% / 17% / 9%	10.4%	133%	53%	9%	3%	1.1%	16.4%	21.5%
Mid-cap industrials	RBC Bearings	1.7	NA	31% / 23% / 15% / 29%	0.7%	136%	59%	21%	11%	–	–	0.3%
Mid-cap industrials	Regal Beloit	3.5	NA	25% / 33% / 17% / 14% / 8%	10.0%	30%	19%	6%	8%	1.2%	41.3%	1.5%
Mid-cap industrials	Rexnord	2.7	NA	21% / 37% / 19% / 22%	4.2%	NA	22%	1%	(4%)	–	–	0.3%
Mid-cap industrials	Timken	3.5	BBB-	46% / 9% / 11% / 19% / 14%	5.5%	73%	5%	(11%)	(8%)	2.0%	29.8%	18.7%
	Median	**$5.0**		**29% / 29% / 8% / 11% / 7% / 9%**	**8.1%**	**101%**	**52%**	**2%**	**(1%)**	**1.2%**	**22.6%**	**7.2%**

Legend: Organic Growth; M&A; Debt repayment; Cash build; Share buyback; Dividend

Source: Company Filings and, FactSet.
Note: Rexnord market data since IPO in 2012.
(1) Represents 5-year average of annual capital deployed in M&A, dividends and share repurchases as a percentage of market cap during the respective year.
(2) Change in share price since closing price on December 5, 2014.
(3) Dividend payout ratio defined as dividends paid / net income.
(4) Share repurchase ratio defined as share repurchases net of proceeds from issuance of stock options / EBITDA.
(5) Includes transformative transactions of Charter by Colfax and Tyco Flow by Pentair.

Key Metrics 90 Metric Definition Hurdle Return on Invested Capital NOPAT (excluding amortization) divided by Long-term debt + equity – cash > WACC Return on Net Tangible Assets NOPAT (excluding amortization) divided by Total assets less goodwill & intangibles > 25% Operating Profit Margin Operating Profit divided by Net Sales > 15%